Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE HEALTH APPOINTS ORTHOPAEDIC and PODIATRIC SHOCKWAVE EXECUTIVE, a. mICHAEL sTOLARSKI, TO ITS BOARD

ALPHARETTA, GA, April 19, 2016 – SANUWAVE Health, Inc. (OTCBB: SNWV) today announced the appointment of A. Michael Stolarski to the Company’s Board of Directors. Mr. Stolarski has 20 years of experience at multiple levels in the orthopedic, podiatric and urologic shockwave market, including positions within business development and finance. With this appointment, the Company’s Board has four members.

“We are delighted to welcome Mike to our Board of Directors,” said Kevin A. Richardson II, CEO and Chairman of the Board of Directors of SANUWAVE Health, Inc. “Mr. Stolarski has developed a strong network of doctors and hospital facilities with the Company’s predecessor device, the OssaTron®. His industry knowledge and strong relationships with doctors and facilities who have adopted the use of shockwave technology will be of great value to SANUWAVE. We look forward to benefiting from his insight as we work to commercialize the dermaPACE® upon FDA approval and advance the Company to the achievement of our current goals.”

Mr. Stolarski founded Premier Shockwave, Inc. in October 2008 and has since served as its President and CEO. Previously, Mr. Stolarski served as the Vice President of Business Development and Acting CFO of SANUWAVE, Inc., President of the Orthopedic Division and Vice President of Finance for HealthTronics Surgical Services, Inc. and CFO and Controller of the Lithotripsy Division of Integrated Health Services, Inc. He holds a MS in Finance from Loyola College, Baltimore and a BS in Accounting and a BS in Finance from the University of Maryland, College Park.

Commenting on his appointment, Mr. Stolarski said, “I am very excited to join SANUWAVE’s Board of Directors at this pivotal time. SANUWAVE represents a compelling growth opportunity with the results of the dermaPACE Phase III clinical trials and the on-going use of the dermaPACE and orthoPACE devices outside of the United States. I look forward to working with the management team to commercialize the dermaPACE device, once FDA approval has been received, as well as expanding the international distribution of their medical devices.”

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE® technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand. In the U.S., dermaPACE is currently under the FDA’s Premarket Approval (PMA) review process for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

SANUWAVE Health, Inc.
Kevin Richardson II
Chairman of the Board
978-922-2447

investorrelations@sanuwave.com